February 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:	American Depositary Shares evidenced by
American Depositary Receipts each representing two Ordinary Shares of Randgold Resources Limited
 (with par value of US$ 0.10 each)

	(File No. 333-91398)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the Securities Act
 of 1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which American Depositary Receipts are to be issued, we enclose a copy of the revised prospectus (the
"Prospectus") for Randgold Resources Limited. As required by Rule 424(e) the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Randgold Resources
 Limited

The Prospectus has been revised to reflect the new ratio of one (1) ADR representing one (1) ordinary share and has been overstamped with:

"Effective March 10, 2003 the ratio has changed from
 1 ADR : 2 Ordinary Shares to
1 ADR : 1 Ordinary Share"

Please contact me with any questions or comments on 212-815-3503.

/s/SLAWEK SOLTOWSKI
Slawek Soltowski
Assistant Vice President

Encl.

cc:	Paul Dudek, Esq.
	(Office of International Corporate Finance)